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                                                                    EXHIBIT 10.8

                              MERGER AGREEMENT AND
                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                                    CTI, INC.
                         CTI / PETNET MERGER CORP., AND
                    P.E.T.NET PHARMACEUTICAL SERVICES, INC.,


         This MERGER AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), is made and entered into this 10th day of October 2000, by and among CTI, INC., a Tennessee corporation ("CTI"), CTI / PETNET MERGER CORP., a Tennessee corporation ("Merger Corp"), and P.E.T.NET PHARMACEUTICAL SERVICES, INC., a Tennessee corporation ("P.E.T.Net").

                                    RECITALS:

         A. The parties hereto wish to provide for the merger of P.E.T.Net with and into Merger Corp (the "Merger"), pursuant to which Merger Corp will be the surviving entity, upon the terms and conditions set forth in the Plan of Merger attached hereto as EXHIBIT A (the "Plan of Merger") and the terms and conditions set forth herein.

         B. CTI, Merger Corp and P.E.T.Net intend that the Merger qualify and be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                                   AGREEMENT:

         IN CONSIDERATION OF the foregoing recitals and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       MERGER.

                  (a) Subject to, and upon, the terms and conditions set forth in this Agreement, the parties hereto agree to effect the Merger of P.E.T.Net with and into Merger Corp in accordance with the Tennessee Business Corporation Act (the "Tennessee Corporation Act").

                  (b) At the Effective Date (as defined below), P.E.T.Net shall be merged with and into Merger Corp and the separate existence of P.E.T.Net shall thereupon cease. Merger Corp shall be the surviving entity of the Merger. Merger Corp, with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.


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                  (c)      The Merger has been approved by (i) the Board of
Directors of CTI, (ii) the Board of Directors of Merger Corp, and (iii) the Board of Directors of P.E.T.Net. Upon the execution and delivery of this Agreement, the Merger will be submitted to the shareholders of P.E.T.Net for approval. Upon approval of the Merger by the shareholders of P.E.T.Net as provided in SECTION 6, Merger Corp and P.E.T.Net will prepare, execute and file
(i) Articles of Merger under the Tennessee Corporation Act in the form attached hereto as EXHIBIT B, to be filed with the Secretary of State of the State of Tennessee; (ii) and the Plan of Mercer to be attached to and filed with the said Articles of Merger. The Merger shall be effective upon the filing of such Articles of Merger with the Secretary of State of the State of Tennessee, or at such time thereafter as may be provided in the said Articles of Merger (the "Effective Date").

         2.       EFFECT OF MERGER.

                  (a) At the Effective Date, P.E.T.Net shall be merged with and into Merger Corp, and the separate existence of P.E.T.Net shall thereupon cease. Merger Corp shall be the surviving entity. The existence of Merger Corp. with all its purposes, objects, rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

                  (b) All property, privileges, and powers of P.E.T.Net shall be vested in Merger Corp without reversion or impairment.

                  (c) All liabilities, debts, obligations and duties of P.E.T.Net shall be vested in Merger Corp, and Merger Corp shall after the Effective Date be responsible for all such liabilities, debts, obligations and duties.

                  (d) Any proceeding pending by or against P.E.T.Net may be continued as if the Merger did not occur, or Merger Corp, as the surviving entity, may be substituted in the proceeding for P.E.T.Net.

                  (e) Except as provided in SECTION 2(F) below, the charter and bylaws of Merger Corp as existing and constituted immediately prior to the Effective Date shall remain, be and constitute the charter and bylaws of Merger Corp, as the surviving entity.

                  (f) The name of Merger Corp, as the surviving entity, shall as a result of the Merger be changed to P.E.T.Net Pharmaceuticals, Inc.

                  (g) If, at any time after the Effective Date-Merger Corp shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in Mercer Corp its right, title or interest in, to or under any of the rights, properties or assets of P.E.T.Net acquired or to be acquired by Merger Corp as a result of, or in connection with, the Merger or to otherwise carry out this Agreement,


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the officers of Merger Corp, or any one of them, shall and will be authorized to execute and deliver, in the name and on behalf of the parties hereto or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the parties hereto or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Merger Corp or to otherwise carry out this Agreement.

         3. CONVERSION OF SHARES. All of the outstanding shares of stock of P.E.T.Net shall be exchanged for and converted into shares of CTI, except as provided below. The manner and basis of converting all outstanding shares of stock of P.E.T.Net into shares of stock of CTI shall be as set forth in this
SECTION 3. As a result of the Merger, CTI common stock will be issued to the shareholders of P.E.T.Net, as provided below.

                  (a) As of the Effective Date, by virtue of the Merger, and without any action on the part of CTI, Merger Corp., P.E.T.Net or any shareholder of P.E.T.Net, each then issued and outstanding share of stock of P.E.T.Net will be canceled and retired and converted into common stock of CTI as follows:

                           (i)      The current shareholders of P.E.T.Net and
their P.E.T.Net shares are as set forth on SCHEDULE 3(A)(I) attached hereto. The issued and outstanding shares of stock of P.E.T.Net, except for the P.E.T.Net shares held by CTI, CTI Services, Inc. and Dissenting Shareholders (as defined in SECTION 4), shall be converted into shares of common stock of CTI on the basis of 3.6875 shares of P.E.T.Net common stock for one (1) share of CTI common stock.

                           (ii)     The current participants under the P.E.T.Net
Amended and Restated Long-Term Incentive Plan who have the right to receive common stock in P.E.T.Net in the event of a merger in which P.E.T.Net is not the surviving entity ("Capital Event Stock") are as set forth on SCHEDULE 3(A)(II). The shares of Capital Event Stock shall be converted into shares of common stock of CTI on the basis of 3.6875 shares of Capital Event Stock for one (1) share of CTI common stock.

                           (iii)    All common and preferred shares of P.E.T.Net
stock and all warrants held by CTI and CTI Services, Inc. prior to the Merger shall be canceled and shall cease to exist from and after the Effective Date.

                  (b) Prior to the date of this Agreement, P.E.T.Net made a commitment to issue stock options in P.E.T.Net to certain of its employees, officers and directors (the "Employee Stock Options") under the P.E.T.Net Amended and Restated Long-Term Incentive Plan as set forth on SCHEDULE 3(B). As a result of the Merger, the Employee Stock Options will be canceled and converted into the right to be issued fully vested stock options to acquire CTI common stock ("CTI Stock Options") based on the same conversion ratio set forth above in SECTION 3(A)(I) and 3(A)(II). The exercise price for the CTI Stock Options shall equal $5.63 per share of


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CTI common stock. The CTI Stock Options shall be exercisable into whole shares of CTI common stock only. No fractional shares of CTI common stock shall be issued upon the exercise of a CTI Stock Option, and no credit will be given to a fractional share that may result from the conversion ratio between Employee Stock Options and CTI Stock Options. Following the Effective Date and completion of all legal compliance, CTI shall deliver to each holder of Employee Stock Options as set forth on SCHEDULE 3(B) a CTI Stock Option pursuant to the CTI Stock Option Plan on terms and conditions consistent with this Agreement.

                  (c) Following the Effective Date, Merger Corp shall deliver to each shareholder of P.E.T.Net and each holder of Capital Event Stock entitled thereto one or more certificates representing the shares of common stock of CTI to which such shareholder and holder of Capital Event Stock is entitled. The CTI common stock certificates shall be promptly delivered after the P.E.T.Net shareholder or holder of Capital Event Stock has delivered his certificates of P.E.T.Net stock or Grant Agreements to Capital Event Stock to Merger Corp for cancellation. Pending the delivery of the P.E.T.Net stock certificates by a P.E.T.Net shareholder or the Grant Agreement by a holder of Capital Event Stock after the Effective Date, such P.E.T.Net stock and Capital Event Stock shall represent shares of common stock in CTI, in which it has been converted as a part of the Merger.

                  (d) Following the Merger, CTI shall hold all issued and outstanding shares of stock of Merger Corp.

                  (e) Fractional shares of CTI common stock will not be issued. Each holder of P.E.T.Net and each holder of Capital Event Stock eligible to receive a fractional interest in a share of CTI common stock shall receive a cash distribution in lieu of such fractional share in the amount obtained by multiplying such fraction by $5.63. No interest shall be payable with respect to payment of such cash distribution.

                  (f) The shares of CTI common stock received by the P.E.T.Net shareholders and holders of Capital Event Stock pursuant to the Merger and the shares of CTI common stock received by holders of Employee Stock Options upon the exercise of CTI Stock Options after the Merger shall be subject to the transfer restrictions set forth on EXHIBIT C, and the holders of shares of CTI common stock received pursuant to the Merger or upon the exercise of CTI Stock Options after the Merger shall be subject to the non-competition restrictions set forth on EXHIBIT C. The CTI shares of common stock received by the P.E.T.Net shareholders and holders of Capital Event Stock pursuant to the Merger and the shares of CTI common stock received by holders of Employee Stock Options upon the exercise of CTI Stock Options after the Merger shall bear a legend reflecting the transfer restrictions set forth on EXHIBIT C. Said transfer and non-competition restrictions shall, at CTI's option, be reflected in either or both (i) the Bylaws of CTI to be in effect as of the Effective Date and (ii) in an agreement executed by the P.E.T.Net shareholders and holders of Capital Event Stock as a condition to receiving their shares of CTI common stock pursuant to the Merger and in an agreement executed by the holder of Employee


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Stock Options as a condition to receiving shares of CTI common stock upon the exercise of CTI Stock Options after the Merger.

         4. DISSENTING SHAREHOLDERS. Notwithstanding anything to the contrary contained in this Agreement, holders of shares of P.E..T.Net stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the Tennessee Corporation Act and who do not vote in favor of the Merger and otherwise comply with the Tennessee Corporation Act ("Dissenting Shareholders"), shall not be entitled to shares of CTI stock pursuant to SECTION 3, unless and until the Dissenting Shareholder shall have failed to perfect or-shall have effectively withdrawn or lost his right to dissent from the Merger under the Tennessee Corporation Act, and shall be entitled to receive only the payment provided for pursuant to the Tennessee Corporation Act. If any such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost his dissenters' rights under the Tennessee Corporation Act, such Dissenting Shareholder's P.E.T.Net stock shall thereupon be deemed to have been automatically converted into, as of the Effective Date, CTI common stock pursuant to SECTION 3.

         5. THE SURVIVING ENTITY. None of the issued and outstanding shares of stock of Merger Corp shall be converted as a result of the Merger. All such shares shall remain issued and outstanding shares of common stock of Merger Corp, as the surviving entity of the Merger. The board of directors and officers of P.E.T.Net immediately prior to the Effective Date shall become the board of directors and officers of Merger Corp immediately after the Effective Date.

         6. APPROVAL OF SHAREHOLDERS. This Agreement shall be submitted to the shareholders of P.E.T.Net as provided by the Tennessee Corporation Act at a meeting called for that purpose. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of all the shares of P.E.T.Net stock issued and outstanding and entitled to vote. Furthermore, unless otherwise agreed to by CTI in writing, P.E.T.Net shareholders holding at least ninety percent (90%) of the number of shares of P.E.T.Net common stock shall not have dissented to the Merger and P.E.T.Net shall not have or be required to transfer ten percent (10%) or more of the fair market value of its net assets or thirty percent (30%) or more of the fair market value of its gross assets to third parties, including dissenting shareholders, prior to or as a result of the Merger.

         7. REPRESENTATIONS AND WARRANTIES OF P.E.T.NET. P.E.T.Net represents and warrants that:


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                  (a)      CORPORATE ORGANIZATION AND GOOD STANDING. P.E.T.Net
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

                  (b) CAPITALIZATION. P.E.T.Net's authorized capital stock consists of 25,000,000 shares of common stock and 25,000,000 shares of preferred stock, of which 14,941,355 shares of common stock and 2,222,222 shares of preferred stock are issued and outstanding, fully paid and nonassessable. There are no options, warrants, or rights outstanding to purchase shares of P.E.T.Net capital stock, except for (i) the warrant held by CTI to purchase 2,810,315 shares of common stock, (ii) 1,005,121 shares of Capital Event Stock held by participants under the P.E.T.Net Amended and Restated Long-Term Incentive Plan, and (iii) employee stock options to acquire up to 1,502,282 shares of P.E.T.Net common stock, which has been agreed to by the P.E.T.Net board of directors but which P.E.T.Net has not yet granted to its employees.

                  (c)      SUBSIDIARIES. P.E.T.Net has no subsidiaries.

                  (d) FINANCIAL STATEMENTS. P.E.T.Net's audited financial statements as of September 30, 1999, with related balance sheets and statements of income and retained earnings for the period then ended, and the unaudited financial statements, with related balance sheets and statements of income and retained earnings for the period ended June 30, 2000, copies of which have been delivered by P.E.T.Net to CTI, fairly present the financial condition of P.E.T.Net as of said dates and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles consistently applied for the periods covered.

                  (e) ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in P.E.T.Net's balance sheet as of June 30, 2000, P.E.T.Net did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

                  (f) ABSENCE OF CERTAIN CHANGES. Except as heretofore disclosed in writing by P.E.T.Net to CTI, there has been no material adverse change in the business, properties, financial condition or net worth of P.E.T.Net since June 30, 2000.

                  (g) LITIGATION, AND SO FORTH. Except as heretofore disclosed in writing by P.E.T.Net to CTI, there is no litigation, proceeding, or investigation pending or, to the knowledge of P.E.T.Net, threatened against P.E.T.Net that, if successful, might result in a material adverse change in the business, properties, or financial condition of P.E.T.Net.


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                  (h)      CONTRACTS. Except as heretofore disclosed in writing
by P.E.T.Net to CTI, P.E.T.Net is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

                  (i) TITLE. P.E.T.Net has good and marketable title to all the real property and good and valid title to all other property included in the balance sheet of P.E.T.Net as of June 30, 2000, other than property disposed of in the ordinary course of business after said date. Except as heretofore disclosed in writing by P.E.T.Net to CTI, the properties of P.E.T.Net are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of P.E.T.Net.

                  (j) TAX RETURNS. Except as heretofore disclosed in writing by P.E.T.Net to CTI, the provisions for federal and state taxes reflected in the financial, statements referred to in SECTION 7(D) hereof are adequate to cover any such taxes that may be assessed against P.E.T.Net in respect of its business and its operations during the periods covered by said financial statements and all prior periods.

                  (k) NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of P.E.T.Net is subject or by which P.E.T.Net is bound, except for breaches or defaults that in the aggregate would not have a materially adverse effect on P.E.T.Net's properties, business operations, or financial condition.

                  (1) AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by P.E.T.Net's board of directors.

                  (m) STATEMENTS TRUE AND CORRECT. None of the information prepared by or provided by P.E.T.Net regarding P.E.T.Net which is included or to be included in the Private Offering Memorandum and Proxy Statement to be mailed to the P.E.T.Net shareholders in connection with the shareholders' meeting to vote on the Merger, and any other documents to be filed with the Securities and Exchange Commission or any other regulatory authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Private Offering Memorandum and Proxy Statement when first mailed to the P.E.T.Net shareholders be false or misleading with respect to any material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Private Offering Memorandum and Proxy Statement or any amendment thereof or supplement thereto, at the time of the shareholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the shareholders' meeting.


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         8.       REPRESENTATIONS AND WARRANTIES OF CTI. CTI represents and
warrants that:

                  (a) CORPORATE ORGANIZATION AND GOOD STANDING. CTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

                  (b) CAPITALIZATION. CTI's authorized capital stock consists of 30,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 17,209,884 shares of common stock, 400,000 shares of Series A redeemable preferred stock and 200,000 shares of Series B convertible preferred stock are issued and outstanding, fully paid and nonassessable. There are no options, warrants, or rights outstanding to purchase shares of CTI capital stock from CTI, except for (i) warrants and other rights held by First Union Capital Partners, Inc. and (ii) qualified or non-qualified stock options which were granted to employees of CTI by CTI's Stock Option Committee.

                  (c) FINANCIAL STATEMENTS. CTI's audited financial statements as of September 30, 1999, with related balance sheets and statements of income and retained earnings for the period then ended, and the unaudited financial statements, with related balance sheets and statements of income and retained earnings for the period ended June 30, 2000, copies of which have been delivered by CTI to P.E.T.Net, fairly present the financial condition of CTI as of said dates and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles consistently applied for the periods covered.

                  (d) ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in CTI's balance sheet as of June 30, 2000, CTI did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

                  (e) ABSENCE OF CERTAIN CHANGES. Except as heretofore disclosed in writing by CTI to P.E.T.Net, there has been no material adverse change in the business, properties, financial condition or net worth of CTI since June 30, 2000.

                  (f) LITIGATION, AND SO FORTH. Except as heretofore disclosed in writing by CTI to P.E.T.Net, there is no litigation, proceeding, or investigation pending or, to the knowledge of CTI, threatened against CTI that, if successful, might result in a material adverse change in the business, properties, or financial condition of CTI.

                  (g) CONTRACTS. Except as heretofore disclosed in writing by CTI to P.E.T.Net, CTI is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.


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                  (h)      TITLE. CTI has good and marketable title to all the
real property and good and valid title to all other property included in the balance sheet of CTI as of June 30, 2000, other than property disposed of in the ordinary course of business after said date. Except as heretofore disclosed in writing by CTI to P.E.T.Net, the properties of CTI are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of CTI.

                  (i) TAX RETURNS. Except as heretofore disclosed in writing by P.E.T.Net to CTI, the provisions for federal and state taxes reflected in the financial statements referred to in SECTION 8(C) hereof are adequate to cover any such taxes that may be assessed against CTI in respect of its business and its operations during the periods covered by said financial statements and all prior periods.

                  (j) NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of CTI is subject or by which CTI is bound, except for breaches or defaults that in the aggregate would not have a materially adverse effect on CTI's properties, business operations, or financial condition.

                  (k) AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by CTI's board of directors.

         9. CONDUCT OF P.E.T.NET PENDING THE EFFECTIVE DATE. P.E.T.Net covenants that between the date of this Agreement and the Effective Date:

                  (a) CHARTER AND BYLAWS. No change will be made in P.E.T.Net's charter or bylaws.

                  (b) CAPITALIZATION, AND SO FORTH. P.E.T.Net will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its capital stock.

                  (c) SHAREHOLDERS' MEETING. The P.E.T.Net board of directors will submit this Agreement to the shareholders of P.E.T.Net at a meeting as contemplated by SECTION 6.

                  (d) PRIVATE OFFERING MEMORANDUM AND PROXY STATEMENT. In connection with the shareholders' meeting contemplated by SECTION 6, P.E.T.Net shall (i) assist CTI in the preparation of a Private Offering Memorandum and Proxy Statement to be delivered to the P.E.T.Net shareholders; (ii) mail or cause to be mailed such Private Offering Memorandum and Proxy Statement to its shareholders; and (iii) furnish CTI with all information concerning P.E.T.Net that CTI may reasonably request in connection with the preparation of the Private Offering Memorandum and Proxy Statement.


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                  (e)      CONDUCT OF BUSINESS. P.E.T.Net will use its best
efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not, without the written consent of CTI, enter into any material commitment except in the ordinary course of business or increase, directly or indirectly, the compensation of any officer or employee whose annual rate of compensation after the increase will exceed $20,000.

         10. CONDUCT OF CTI PENDING THE EFFECTIVE DATE. CTI covenants that between the date of this Agreement and the Effective Date:

                  (a) CHARTER AND BYLAWS. No change will be made in CTI's charter or bylaws except as contemplated herein.

                  (b) CAPITALIZATION, AND SO FORTH. Without P.E.T.Net's prior consent, CTI will make no change in its authorized or issued capital stock, declare or pay any dividend or other distribution, or issue, encumber, purchase, or otherwise acquire any of its capital stock.

                  (c) CONDUCT OF BUSINESS. CTI will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not, without the written consent of P.E.T.Net, enter into any material commitment except in the ordinary course of business.

         11. CONDITIONS PRECEDENT TO OBLIGATION OF P.E.T.NET. P.E.T.Net's obligation to consummate the Merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by P.E.T.Net:

                  (a) CTI'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of CTI set forth in SECTION 8 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

                  (b) CTI'S COVENANTS. CTI shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

                  (c) SHAREHOLDER APPROVAL. This Agreement shall have been adopted by the necessary vote of the holders of P:E.T.Net stock entitled to vote as set forth in SECTION 6 hereof.

                  (d) OPINION OF CTI'S COUNSEL. CTI shall have delivered to P.E.T.Net the opinion of its counsel, prior to the Effective Date, in form and substance satisfactory to counsel for P.E.T.Net, to the effect that:

                           (i)      CTI is a corporation duly organized, validly
existing, and in good standing, and is duly qualified to do business as a foreign corporation in each


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

jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

                           (ii)     CTI's authorized capital stock is as set
forth in SECTION 8(B) hereof.

                           (iii)    The execution and consummation of this
Agreement have been duly authorized and approved by CTI's board of directors, and consummation of this Agreement will not constitute or result in any breach or default of the character described in SECTION 8(J) hereof of which counsel has knowledge.

                           (iv)     Counsel has no knowledge of any liabilities
or obligations of the type described in SECTION 8(D) hereof; any litigation, proceeding, or investigation of the type described in SECTION 8(F) hereof; or any defects in title or mortgages, encumbrances, or liens of the type described in SECTION 8(H) hereof.

                           (v)      The shares of CTI common stock into which
P.E.T.Net common stock is to be converted pursuant to this Agreement will, upon such conversion, be duly and validly authorized and issued, and will be fully paid and nonassessable.

                  (e) OFFICER'S CERTIFICATE. Prior to execution of the Plan of Merger, CTI shall deliver to P.E.T.Net an Officer's Certificate providing that (i) each of the representations and warranties contained in SECTION 8 is true and correct; (ii) all covenants contained in SECTION 10 have been performed or satisfied; and (iii) there has been no material adverse chance in the financial condition or net worth of CTI since June 30, 2000.

                  (f) PROXY INFORMATION. None of the information with respect to CTI that shall have been furnished by or on behalf of CTI for inclusion in the proxy solicitation material sent to the shareholders of P.E.T.Net in connection with the meeting of such shareholders to be held in accordance with SECTION 6 hereof shall be false or, misleading in any material respect or shall fail to state any fact necessary to make the statements therein not false or misleading in any material respect.

         12. CONDITIONS PRECEDENT TO OBLIGATION OF CTI. CTI's obligation to consummate the Merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by CTI:

                  (a) P.E.T.NET'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of P.E.T.Net set forth in SECTION 7 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

                  (b) P.E.T.NET'S COVENANTS. P.E.T.Net shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

                  (c) SHAREHOLDER APPROVAL. This Agreement shall have been adopted by the necessary vote of the holders of P.E.T.Net stock entitled to vote asset forth in SECTION 6 hereof.

                  (d) DISSENTING SHAREHOLDERS OF P.E.T.NET. Unless otherwise agreed to by CTI in writing, (i) the number of shares of common stock of P.E.T.Net with respect to which objections to the Merger and demands for payment of the fair value thereof shall have been made in accordance with the Tennessee Corporation Act,, and with respect to which such demands shall not have been withdrawn, shall not exceed ten percent (10%) of the number of shares entitled to object and make such demand; and (ii) P.E.T.Net shall not have or be required to transfer ten percent (10%) or more of the fair market value of, its net assets or thirty percent (30%) or more of the fair market value of its gross assets to third parties, including dissenting shareholders, prior to or as a result of the Merger.

                  (e) OPINION OF P.E.T.NET'S COUNSEL. P.E.T.Net shall have delivered to CTI the opinion of its counsel, prior to the Effective Date, in form and substance satisfactory to counsel for CTI, to the effect that:

                           (i)      P.E.T.Net is a corporation duly organized,
validly existing, and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

                           (ii)     P.E.T.Net's authorized capital stock is as
set forth in SECTION 7(B) hereof.

                           (iii)    The execution and consummation of this
Agreement have been duly authorized and approved by P.E.T.Net's board of directors and shareholders, and consummation; of this Agreement will not constitute or result in any breach or default of the character described in
SECTION 7(K) hereof of which counsel has knowledge.

                           (iv)     Counsel has no knowledge of any liabilities
or obligations of the type described in SECTION 7(E) hereof; any litigation, proceeding, or investigation of the type described in SECTION 7(G) hereof; or any defects in title or mortgages, encumbrances, or liens of the type described in SECTION 7(I) hereof.

                           (v)      Counsel has no knowledge of any options,
warrants, or rights to acquire shares of P.E.T.Net common stock except those held by CTI, CTI Services, Inc. or participants under the P.E.T.Net Amended and Restated Long-Term Incentive Plan.

                  (f) OFFICER'S CERTIFICATE. Prior to execution of the Plan of Merger, P.E.T.Net shall deliver to CTI an Officer's Certificate providing that (i) each of the representations and warranties contained in SECTION 7 is true and correct; (ii) all covenants contained in SECTION 9 have been performed or satisfied; and (iii) there has been no material adverse change in the financial condition or net worth of P.E.T.Net since June 30, 2000.

                  (g) EFFECTIVE DATE. Approval of the Merger by the shareholders of P.E.T.Net and the filing of Articles of Merger with the Secretary of State of Tennessee effectuating the Merger shall have occurred on or before October 30, 2000.

         13. ACCESS. From the date hereof to the Effective Date, CTI, and P.E.T.Net shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the Merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing the same; and all information so received by P.E.T.Net shall be treated as confidential; all information so received by CTI shall be treated by CTI in accordance with its current rights and duties as holder of a majority of the outstanding shares of capital stock of P.E.T.Net.

         14. SECURITIES LAW COMPLIANCE. CTI will take such action required to be taken under applicable securities laws and CTI will also take such action to secure all necessary exemptions or clearances under all securities laws applicable to (i) the Merger and (ii) the issuance of CTI common stock pursuant thereto. CTI will promptly deliver to P.E.T.Net copies of any filings made by CTI or Merger Corp pursuant to this Section.

         15. THIRD PARTY CONSENTS. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable; all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby, including,, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

         16.      TERMINATION.

                  (a) CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated (notwithstanding approval by the shareholders of P.E.T.Net):

                           (i)      By the mutual consent in writing of the
boards of directors of P.E.T.Net and CTI.

                           (ii)     By the board of directors of P.E.T.Net if
any condition provided in SECTION 11 hereof has not been satisfied or waived on or before the Effective Date.

                           (iii)    By the board of directors of CTI if any
condition provided in SECTION 12 hereof has not been satisfied or waived on or before the Effective Date.

                           (iv)     By the board of directors of CTI if the
Effective Date has not occurred by October 30, 2000.

                  (b) EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to SECTION 16(A) hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors, and shareholders) shall be liable to any other party for any costs, expenses, damage, or loss of anticipated profits hereunder.

         17.      GENERAL PROVISIONS.

                  (a) ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and any other documents or instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and undertakings, both oral and written, among the parties with respect to the subject matter hereof.

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (c) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (d) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

                  (e) RESOLUTION OF DISPUTES. Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved by binding arbitration before a single arbitrator held in Knoxville, Tennessee in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitrator shall resolve the dispute as expeditiously as practicable. The decision of the arbitrator shall be final, binding and not appealable. The arbitrator shall have the authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  (f) WAIVER OF COMPLIANCE. Any failure by any party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be expressly waived in writing by the other parties hereto, but such waiver to failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

                  (g) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit to the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of all the other parties.

                  (h) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (i) SEVERABILITY. If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced, all other conditions and provisions hereof will nevertheless remain in full force and effect so long as the economic substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto.

                  (j) FURTHER ASSURANCES. Each of the parties hereto agrees that after the Effective Date it will from time to time, upon the reasonable request of another party hereto, take such further action as the other may reasonably request to carry out the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of all further evidences and instruments of transfer and assignment.

                  (k) EFFECTIVENESS. This Agreement shall have no force or effect whatsoever unless and until the same shall have been executed and delivered by each of the parties hereto.

         IN WITNESS WHEREOF, the parties thereto have duly executed this Agreement as of the date first above written.

                               CTI, INC.


                               By:         /s/Terry D. Douglass
                                    --------------------------------------------
                                     Terry D. Douglass
                                     President

                               CTI/P.E.T.NET MERGER CORP


                               By:         /s/Terry D. Douglass
                                    --------------------------------------------
                                     Terry D. Douglass
                                     President

                               P.E.T.NET PHARMACEUTICAL SERVICES, INC.


                               By:         /s/Mark Rhoads
                                    --------------------------------------------
                                     Mark Rhoads
                                     President